CHARTWELL INTERNATIONAL APPOINTS NEW AUDITORS

CHARLESTON, W.Va, March 10, 2006/PRNewswire-FirstCall/ -- Chartwell International, Inc. (OTC Bulletin Board: CHWN - News; "Chartwell") today announced that it has appointed Urish Popeck & Co., LLC (“Urish”) as its independent certified public accounting firm. Urish is part of the BDO Seidman Alliance of independent certified public accounting firms. Chartwell’s decision to appoint Urish as certifying independent accountants was based on its careful assessment of its long-term needs. Imre Eszenyi, Chairman of Chartwell commented, “The Board of Directors of Chartwell believes that Urish will provide an excellent level of professional service with a high degree of integrity and independence that we require as Chartwell begins to move toward active operations in the Northeastern U.S. Urish’s membership in the BDO Seidman Alliance allows both Urish and Chartwell the opportunity to leverage the resources and expertise of the Alliance as our organization develops.”

Chartwell International, Inc. is a holding company focused on the waste and environmental industries, including related infrastructures, and evaluates opportunities for expansion within those industries through acquisition or other strategic relationships that focus on waste by rail services, logistics, equipment, transportation and disposal options, including landfill management.

For additional information, please refer to Chartwell's current report on Form 8-K filed with the Securities and Exchange Commission with respect to this event.

NOTE: The foregoing is news relating to Chartwell and contains forward- looking statements. The forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from the forward-looking statements. When used in this release, the words "anticipate," "believe," "estimate," "expect" and similar expressions as they relate to Chartwell or its management are intended to identify such forward- looking statements. Chartwell’s actual results, performance or achievements could differ materially from the results expressed in, or implied by these forward-looking statements. For more detailed information the reader is referred to Chartwell’s 10-KSB and other related documents filed with the Securities and Exchange Commission. This does not constitute an offer to buy or sell securities by the Company and is meant purely for informational purposes.

For additional information contact:
Imre Eszenyi, Chairman of the Board
Chartwell International, Inc.
1124 Smith Street
Charleston, WV 25301
Tel: 1-304 345 8700